Exhibit 10.4

FIRST AMENDMENT TO THE

SEVERANCE PROTECTION AGREEMENT

This First Amendment to the Severance Protection Agreement (this “Amendment”) is made by and between FIRST BANK OF GEORGIA, a banking corporation chartered under the laws of the State of Georgia (the “Bank”) and REMER Y. BRINSON, III (the “Employee”), effective this 19th day of June, 2014 (the “Effective Date”):

WHEREAS, the Bank entered into a Severance Protection Agreement, dated September 4, 2000, and amended and restated effective as of January 1, 2005 (the “Agreement”), with the Employee, pursuant to which the Bank agreed to provide the Employee with certain benefits in the event of the Employee’s termination (by the Employee or by the Bank) within certain periods following a Change in Control (as such term is defined in the Agreement); and

WHEREAS, the Board of Directors of the Bank has determined it to be advisable and in the best interest of the parties hereto to amend the Agreement in order to clarify the timing of the payments under the Agreement to ensure the Agreement’s compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Agreement is hereby amended, effective as of the Effective Date, as follows:

1.     Amendment to Section 3. The last sentence of Section 3 shall be deleted in its entirety and replaced with the following in lieu thereof:

“Such compensation shall be paid in a lump sum as soon as reasonably practicable and in all events within ninety (90) days following the date of the Employee’s termination.”

2.     Amendment to Section 4(a). The last sentence of Section 4(a) shall be deleted in its entirety and replaced with the following in lieu thereof:

“Such compensation shall be paid in a lump sum as soon as reasonably practicable and in all events within ninety (90) days following the date of the Employee’s termination.”

3.     Amendment to Section 4(b). The last sentence of Section 4(b) shall be deleted in its entirety and replaced with the following in lieu thereof:

“Such compensation shall be paid in a lump sum as soon as reasonably practicable and in all events within ninety (90) days following the date of the Employee’s termination.”

4.     Addition of Section 13. The following Section 13 shall be added to the Agreement:

“13.     SECTION 409A COMPLIANCE. To the extent applicable, it is intended that this Agreement and any payment made hereunder shall comply with the requirements of Section 409A of the Internal Revenue Code, or an exemption or exclusion therefrom and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Code Section 409A”), provided that for the avoidance of doubt, this provision shall not be construed to require a gross-up payment in respect of any taxes, interest or penalties imposed on the Employee as a result of Code Section 409A. Any provision that would cause this Agreement or any payment hereunder to fail to satisfy Code Section 409A shall have no force or effect until amended in the least restrictive manner necessary to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. The Board of Directors of the Bank may amend this Agreement at any time to the extent it deems necessary to comply with or meet an exception from Code Section 409A, in its sole and absolute discretion.

The Employee’s employment shall not be deemed to have been terminated for purposes of this Agreement unless and until such termination constitutes a "separation from service" within the meaning of Code Section 409A.

Notwithstanding any other provision of this Agreement, if the Employee is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code at the time of the Employee’s separation from service, then the payment of any amount under or pursuant to this Agreement in connection with the Employee’s separation from service that is considered deferred compensation subject to Code Section 409A shall be deferred until six (6) months after the Employee’s separation from service or, if earlier, the Employee’s death, as required by Section 409A(a)(2)(B)(i) of the Internal Revenue Code. Notwithstanding the foregoing, nothing in this Agreement shall be construed as a guarantee of the tax consequences of this Agreement.

5.     Other Provisions Unaffected. All other provisions of the Agreement shall remain in full force and effect and are unaffected by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the Effective Date.

First Bank of Georgia

/s/ William D. McKnight
By: William D. McKnight
Its: Chairman

Employee

/s/ Remer Y. Brinson, III
Remer Y. Brinson, III